Exhibit 99.1

Target Hospitality Tightens 2019 Financial Outlook and Announces 2020 Financial Outlook

The Woodlands, Texas, February 28, 2020 (BUSINESS WIRE) – Target Hospitality Corp. (“Target Hospitality”, “Target” or the “Company”) (NASDAQ: TH), the largest provider of vertically-integrated specialty hospitality accommodations with premium catering and value-added hospitality services in the U.S., today tightened the range of its previously announced 2019 outlook and announced its 2020 financial outlook.

Reaffirmed and Tightened 2019 Financial Outlook:

•         Total revenue between $318 and $323 million

•         Adjusted EBITDA(1) between $157 and $159 million

2020 Financial Outlook:

•         Total revenue between $307 and $317 million

•         Adjusted EBITDA(1) between $140 and $150 million

•         Growth capital spending between $10 and $20 million, excluding acquisitions

•         Maintenance capital spending between $3 and $5 million

•         Interest expense(2) between $34 and $36 million

•         Discretionary Cash Flow (“DCF”)(1) between $85 and $95 million

2020 Outlook

“We are pleased to announce Target Hospitality’s 2020 outlook and believe these expectations are a direct reflection of the resiliency of our business model. We closed 2019 with solid momentum in our core business, providing us with favorable tailwinds as we move through 2020. We remain focused on capturing attractive margins and significant cash generation, which will allow Target to further execute on our strategy of growing the Company through disciplined capital allocation,” stated Brad Archer, President and Chief Executive Officer.

“Target Hospitality’s long-standing relationships with large, well-capitalized customers coupled with a contract structure that provides exclusivity within our community network, allows us to grow utilized beds seamlessly with our customer’s needs. This mutually beneficial structure provides our customers with a growing network of high-quality accommodations over their multi-year investment horizons, while giving Target meaningful visibility on reliable cash flow streams. We remain focused on aligning with the right customers and being disciplined with our capital deployment, which has allowed us to achieve attractive returns through a variety of business cycles,” concluded Mr. Archer.

2020 Outlook Highlights:

•	Revenue and Adjusted EBITDA(1) expectations will be driven by strengthening energy end market revenue visibility resulting from average contract length of 36 months or greater, continued strength in utilization with available beds increasing in 2020, and the full year impact of recent acquisitions and expansions.

•	Total 2020 revenue between $307 and $317 million, primarily anchored by large integrated energy companies making investments over multi-year horizons within the Permian Basin, and a highly predictable and stable government business. The Company expects Permian Basin development activity to continue to stabilize throughout 2020, providing the backdrop for continued strength in revenue through the year. Target’s 2020 revenue outlook excludes revenue related to TC Energy Corporation’s pending Keystone XL Pipeline project, or future acquisition activity.

(2) Interest expense excludes amortization of deferred financing cost and original issue discount

•	Approximately 85% of the Company’s anticipated 2020 revenue is under long-term contracts with approximately 55% of contracted revenue expected to have committed payment provisions. This contract structure provides customers with labor utilization flexibility, while allowing the Company to have high visibility of future revenue streams.

•	Meaningful DCF(1) generation between $85 and $95 million, coupled with disciplined capital allocation, will allow the Company to simultaneously execute on its growth strategy while also allowing for further strengthening of its financial posture and creating greater balance sheet flexibility through debt reduction.

•	2020 growth strategy to focus on a mature pipeline of organic opportunities primarily underwritten by long-term contracts with committed payment provisions and strong prospects for value-enhancing acquisitions, both within our core footprint, as well as, potentially in other value-added adjacent markets.

Capital Management

Target Hospitality’s capital expenditures are highly discretionary and are carefully evaluated to ensure a disciplined and systematic allocation, providing a high degree of return certainty. The Company anticipates 2020 growth capital spending, excluding acquisitions, to be between $10 and $20 million. Capital spending will be primarily focused on growing Targets Permian Basin footprint and solidifying its competitive advantage in the region. This includes the recently announced expansion of its El Capitan community in Orla, Texas, located in Reeves County, within the Permian’s prolific Delaware Basin.

The disciplined approach to capital allocation should allow the Company to generate between $85 and $95 million of DCF(1), allowing the Company to further enhance its ability to support growing customer operations, while simultaneously enhancing Target Hospitality’s capital structure through debt reduction. Additionally, Target may evaluate a variety of growth enhancing initiatives that may include acquisitions, or other stakeholder value enhancing opportunities. Excluding acquisitions, an increase in capital spending, or other stakeholder initiatives, based on the Company’s current 2020 financial outlook, Target may achieve yearend 2020 leverage below 2-times.

About Target Hospitality

Target Hospitality is the largest provider of vertically integrated specialty rental accommodations and value- added hospitality services in the United States. Target Hospitality builds, owns, and operates customized housing communities for a range of end users, and offers a full suite of cost-effective hospitality solutions including culinary, catering, concierge, laundry and security services as well as recreational facilities. Target Hospitality primarily serves the energy and government sectors, and its growing network of 25 communities with over 13,000 rooms is designed to maximize workforce productivity and satisfaction.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward- looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: continued customer demand and activity levels in the Permian Basin; continued expansion to new communities; operational, economic, political and regulatory risks; our ability to effectively compete in the specialty rental accommodations and hospitality services industry; effective management of our communities; natural disasters and other business disruptions; the effect of changes in state building codes on marketing our buildings; changes in demand within a number of key industry end-markets and geographic regions; our reliance on third party manufacturers and suppliers; failure to retain key personnel; and increases in raw material and labor costs. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

(1)	Non-GAAP Financial Measures

This press release contains forward-looking non-GAAP financial measures including Adjusted EBITDA and DCF. Reconciliations of these forward-looking measures to their most directly comparable GAAP financial measures are unavailable to Target Hospitality without unreasonable effort. We cannot provide reconciliations of forward-looking Adjusted EBITDA or DCF to GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort. Although we provide a range of Adjusted EBITDA and DCF that we believe will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA and DCF calculation. Target Hospitality provides Adjusted EBITDA and DCF guidance because we believe that these measures, when viewed with our results under GAAP, provides useful information for the reasons noted below.

We include Adjusted EBITDA and DCF in the discussion of our financial results because they are key metrics used by management to assess financial performance and liquidity. Our business is capital-intensive, and these additional metrics allow management to further evaluate our operating performance.

Definitions:

Target Hospitality defines EBITDA as net income (loss) before interest expense and loss on extinguishment of debt, income tax expense (benefit), depreciation of specialty rental assets, and other depreciation and amortization. Adjusted EBITDA reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of transactions and events that management considers not related to its core business operations:

•	Restructuring costs: Costs associated with restructuring plans designed to streamline operations and reduce costs.
•	Currency (gains) losses, net: Foreign currency transaction gains or losses.
•	Other (income) expense, net: Other (income) expense, net includes consulting expenses related to certain projects, financing costs not classified as interest expense, gains and losses on disposals of property, plant, and equipment, involuntary conversions and other immaterial non-cash charges.
•	Stock-based compensation: Non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy
•	Other adjustments: System implementation costs, claim settlement, and certain severance costs.
•	Impairment loss: Loss on impairment due to write-downs of certain asset groups.
•	Acquisition-related expenses: Transaction costs, including legal and professional fees, associated with business combinations.

Target Hospitality defines DCF as cash flow from operations less maintenance capital spending.

Utility and Purposes:

We believe that EBITDA and DCF are meaningful indicators of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization expense, because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Target Hospitality also believes that Adjusted EBITDA is a meaningful indicator of operating performance. Our Adjusted EBITDA reflects adjustments to exclude the effects of additional items, including certain items that are not reflective of the ongoing operating results of Target Hospitality. In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale of depreciable assets and impairment losses because including them in EBITDA is inconsistent with reporting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

Investor Contact

Mark Schuck

(832) 702 – 8009

ir@targethospitality.com